PRICEWATERHOUSECOOPERS                               PriceWaterhouseCoopers LLP
CONSENT OF INDEPENDENT ACCOUNTANTS                   1001 Fourth Avenue Plaza
                                                     Suite 4200
                                                     Seattle, WA  98154
                                                     (206) 622-1505

To the Board of Trustees of CMC Fund Trust:

We consent to the inclusion in Post-Effective Amendment No. 15 to the Registration Statement of CMC Fund Trust on Form N-1A (File No. 33-30394) of our reports dated December 4, 1998, on our audits of the financial statements and financial highlights of the CMC Small Cap Fund, CMC International Stock Fund, CMC High Yield Fund, and CMC Short Term Bond Fund, portfolios of CMC Fund Trust, which reports are included in the Annual Reports to Shareholders for the year ended October 31, 1998. We also consent to the reference to our firm under the caption "Independent Accountants".





PRICEWATERHOUSECOOPERS LLP
Portland, Oregon
December 4, 1998